SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2005, the Company issued a press release announcing the pricing of its public offering of 4,000,000 shares of its common stock at a public offering price of $5.50 per share, pursuant to its effective shelf registration statement (Reg. No. 333-47600). The proceeds of the public offering will be approximately $21 million, after underwriting discounts and before expenses. Bear, Stearns & Co. Inc. is acting as the sole underwriter of the offering. The information contained in the press release dated August 10, 2005 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

The Company filed with the Commission, on August 10, 2005, a prospectus supplement dated August 9, 2005, relating to the issuance and sale of the common stock. In connection with the filing of the prospectus supplement with the Commission, the Company is filing the underwriting agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the validity of the common stock as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 9, 2005, by and between CuraGen Corporation and Bear, Stearns Co. & Inc.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release of CuraGen Corporation, dated August 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: August 10, 2005	By:	/S/ DAVID M. WURZER
	Name:	David M. Wurzer
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 9, 2005, by and between CuraGen Corporation and Bear, Stearns Co. & Inc.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release of CuraGen Corporation, dated August 10, 2005.